Exhibit 3.3

CERTIFICATE OF FORMATION

OF

WHITE FANG ENERGY LLC

This Certificate of Formation of White Fang Energy LLC is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is “White Fang Energy LLC.”

SECOND. The address of the registered office of the limited liability company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808.

THIRD. The name and address of the registered agent for service of process on the limited liability company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of the 29th day of July, 2014.

WHITE FANG ENERGY LLC

By:	/s/ RANDALL J. HOLDER
Name:	Randall J. Holder
Title:	Authorized Person